UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 5, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, the Compensation Committee of the Board of Directors of Quest Resource Corporation (the “Company”) terminated the Long-Term Management Compensation Program (the “LTI Plan”). The LTI Plan was an incentive compensation program established to promote the interests of the Company by providing to employees of the Company and its affiliates incentive compensation awards for superior performance that are based on shares of the Company’s common stock. The Company has determined that the LTI Plan no longer fits within the Company’s long-term compensation strategy and believes it is in the best interests of the Company and its shareholders to terminate the LTI Plan effective as of January 1, 2009. The Company’s named executive officers were participants in the LTI Plan. No payments will be made to plan participants for 2008. The Company will continue to evaluate the merits of similar LTI Plans in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ David C. Lawler
By:	David C. Lawler
President

Date: January 9, 2009